UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2014

Athersys, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33876	20-4864095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Athersys, Inc. (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 185991):

1. Placement Agency Agreement, dated as of January 10, 2014 between the Company and Maxim Group, LLC.

2. Form of Warrant; and

3. Form of Securities Purchase Agreement.

On January 10, 2014, the Company entered into a Placement Agency Agreement (the “Placement Agreement”) with Maxim Group, LLC (“Maxim Group”) pursuant to which Maxim Group agreed to use its reasonable best efforts to arrange for the sale of up to (i) 5,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) warrants to purchase up to an additional 1,500,000 shares of Common Stock, which shall be immediately exercisable at any time and from time to time upon closing (the “Warrants”) at an exercise price of $4.50 per share, in a registered direct offering (the “Offering”). The sale of the Common Stock and Warrants is being made pursuant to Securities Purchase Agreements between the Company and each investor party thereto. The Common Stock and the Warrants will be sold in multiples of a fixed combination consisting of (i) one share of Common Stock and (ii) one Warrant to purchase 0.30 shares of Common Stock. Each fixed combination will be sold to investors at a price of $4.10. The warrants will be exercisable until July 15, 2016.

The Company has agreed to pay Maxim Group a fee equal to 7.0% of the gross proceeds received in the Offering (the “Placement Fee”).

The net proceeds to the Company from the Offering, after deducting Maxim Group’s fees and the Company’s estimated offering expenses, are expected to be approximately $18.7 million. The Offering is expected to close on or about January 15, 2014, subject to the satisfaction of customary closing conditions. The Company intends to use these net proceeds for working capital and general corporate purposes, including the funding of its ongoing and planned clinical trials, and potential expansion of certain clinical trials to take advantage of emerging international regulatory initiatives designed to accelerate the development and commercialization of regenerative medicine therapies, and certain process development and manufacturing initiatives.

A copy of the Placement Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the material terms of the Placement Agreement is qualified in its entirety by reference to such exhibit. A copy of the form of Securities Purchase Agreement and the form of the Warrants are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Securities Purchase Agreements and the Warrants are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Placement Agency Agreement, dated as of January 10, 2014, between the Company and Maxim Group, LLC.

4.1	Form of Warrant.

10.1	Form of Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Placement Agency Agreement, dated as of January 10, 2014, between the Company and Maxim Group, LLC.

4.1	Form of Warrant.

10.1	Form of Securities Purchase Agreement.

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